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              CONSENT OF ERNST & YOUNG LLP, INDEPENDANT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Auditors" and "Financial Statements" in the Statements of Additional Information in Post-Effective Amendment No. 53 to the Registration Statement (Form N-1A No. 33-04806) and the incorporation therein of our reports dated December 15, 2000 with respect to the financial statements as of October 31, 2000 included in the Annual Reports of The Galaxy Fund.


                                                    /s/ ERNST & YOUNG LLP
                                                    ---------------------
                                                    ERNST & YOUNG LLP

Boston, Massachusetts
February 26, 2001